Exhibit 99.1
Wintrust Financial Corporation to Present at the Sterne Agee Financial Institutions Investor Conference on February 17, 2011
LAKE FOREST, Ill., Feb 15, 2011 (GlobeNewswire via COMTEX) —
Wintrust Financial Corporation (“Wintrust”) (Nasdaq:WTFC) today announced that it will participate in the Sterne Agee Financial Institutions Investor Conference to be held in Orlando on February 17-18, 2011. Wintrust management will make a presentation that is scheduled to begin at 1:45 PM, Eastern Time on February 17, 2011.
Investors may access the webcast of the presentation at the Company’s website at http://www.wintrust.com during the conference and for 90 subsequent days. The webcast may be accessed by clicking on the “Presentations” link located on the “Presentations and Conference Calls” page on the Company’s website. Investors may also access the webcast of the presentation at http://cc.talkpoint.com/snlf001/021711a_ah/?entity=16_M0GM6GT.
Wintrust is a financial holding company with assets of approximately $14 billion whose common stock is traded on the Nasdaq Global Select Market. Wintrust operates fifteen community banks that provide a full complement of commercial and consumer loan and deposit products and services through over 85 banking facilities in the Chicago and Milwaukee metropolitan areas. Wintrust also provides brokerage, trust and investment services to customers primarily in the Midwest, as well as customers of the banks, and provides services in mortgage banking, insurance premium financing and several specialty-lending niches.
This news release was distributed by GlobeNewswire, www.globenewswire.com
SOURCE: Wintrust Financial Corporation
CONTACT: Edward J. Wehmer, President & Chief Executive Officer
David A. Dykstra, Senior Executive Vice President &
Chief Operating Officer
(847) 615-4096
Website address: www.wintrust.com
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Wintrust Financial Corp.’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for the most recently ended fiscal year.